EXHIBIT 10.1

$375,000,000

UNITED RENTALS (NORTH AMERICA), INC.

7% SENIOR SUBORDINATED NOTES DUE 2014

PURCHASE AGREEMENT

January 23, 2004

Credit Suisse First Boston LLC

Banc of America Securities LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

BNY Capital Markets, Inc

Credit Lyonnais (USA) Inc.

Scotia Capital (USA) Inc

UBS Securities LLC

Wachovia Capital Markets, LLC

c/o	Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs:

1. Introductory. United Rentals (North America), Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell (the “Offering”) to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S. $375,000,000 principal amount of its 7% Senior Subordinated Notes due 2014 (“Notes”). The Notes will be unconditionally guaranteed (each, a “Guaranty”) on a senior subordinated basis by United Rentals, Inc., a Delaware corporation and parent of the Company (“Holdings”), and each of the Company’s subsidiaries listed on Schedule B hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”). The Notes will also be guaranteed by each subsequently organized domestic subsidiary of the Company that becomes a guarantor pursuant to the Indenture (as hereinafter defined). The Notes will be issued under an indenture dated as of January 28, 2004 (the “Indenture”), among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The Notes and the Guaranties are together referred to as the “Offered Securities”. The United States Securities Act of 1933 is herein referred to as the “Securities Act”.

The Company will use the proceeds of the Notes to redeem (the “Redemption”) $300,000,000 principal amount of 9¼% Senior Subordinated Notes due 2009 issued by the Company in May 1998 (the “9¼% Notes or the “Redeemed Securities”), at the redemption prices set forth in the indenture for such notes and otherwise in accordance in all respects with such indenture.

This Agreement, the Registration Rights Agreement (as hereinafter defined), the Indenture, the Notes and the Guaranties are referred to herein as the “Operative Documents”.

Holders (including subsequent transferees) of the Offered Securities will be entitled to the benefit of a Registration Rights Agreement dated the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Purchasers, pursuant to which the Company and the Guarantors will be obligated to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act registering an issue of senior notes of the Company guaranteed by the Guarantors (the “Exchange Securities”), which shall be identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to registration rights or transfer restrictions) to be offered in exchange for the Offered Securities (the “Registered Exchange Offer”) and (ii) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act.

The Company and the Guarantors jointly and severally agree with the several Purchasers as follows:

2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Purchasers that:

(a) A preliminary offering circular and an offering circular relating to the Offered Securities has been prepared by the Company. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with any exhibit thereto, any documents incorporated therein by reference or any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, is hereinafter referred to as the “Offering Document”. The Offering Document as of its date does not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC (the “Representative”) specifically for use therein, it being understood and agreed that the only such information is as such as will be described in a separate letter agreement between the parties hereto. Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (as amended by a Form 10-K/A filed on June 24, 2003), all reports with respect to any period subsequent to December 31, 2002 which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and the portion of Holding’s Proxy Statement filed with the Commission on April 30, 2003 which is incorporated by reference into the Offering Document (all such reports and such portion of such Proxy Statement, collectively, the “Exchange Act Reports”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except as corrected in a subsequent amendment filed with the Commission prior to the date hereof).

(b) Each of the Company and Holdings has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Company and Holdings is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as hereinafter defined).

(c) Each subsidiary of the Company or Holdings that is a corporation has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company that is a corporation is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(d) Each subsidiary of the Company or Holdings that is a limited partnership has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (partnership and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company that is a limited partnership is duly qualified to do business as a foreign limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(e) Each subsidiary of the Company or Holdings that is a limited liability company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company or Holdings that is a limited liability company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(f) All of the issued and outstanding capital stock of Holdings, the Company and each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of the Company will be owned, as of the Closing Date, free from liens, encumbrances and defects, except liens and encumbrances arising under or not prohibited by the terms of the amended and restated credit agreement dated as of April 20, 2001 (as amended, the “Amended and Restated Credit Agreement”) among Holdings, the Company, certain of the Company’s Canadian subsidiaries, the lenders party thereto, JPMorgan Chase Bank, as U.S. Administrative Agent, JPMorgan Chase, Toronto Branch, as Canadian Administrative Agent, and Bank of America, N.A., as Syndication Agent; and the capital stock of each subsidiary owned by the Company, directly or indirectly, will be owned, as of the Closing Date, free from liens, encumbrances and defects, except liens and encumbrances arising under or not prohibited by the Amended and Restated Credit Agreement.

(g) All of the outstanding partnership interests of each subsidiary of the Company that is a limited partnership have been issued in accordance with the applicable limited partnership law; and the partnership interests of each such subsidiary owned by the Company, directly or indirectly, will be owned, as of the Closing Date, free from liens, encumbrances and defects, except liens and encumbrances arising under or not prohibited by the Amended and Restated Credit Agreement.

(h) All of the outstanding limited liability company interests of each subsidiary of the Company or Holdings that is a limited liability company have been issued in accordance with the applicable limited liability company law; and the limited liability company interests of each such subsidiary owned by the Company, directly or indirectly, will be owned, as of the Closing Date, free from liens, encumbrances and defects, except liens and encumbrances arising under or not prohibited by the Amended and Restated Credit Agreement.

(i) The Notes have been duly authorized by the Company; each Guaranty has been duly authorized by each respective Guarantor; the Indenture has been duly authorized by the Company and each Guarantor; on the Closing Date, the Indenture will have been duly executed and delivered, and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document, and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and each Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by each of the Operative Documents in connection with the issuance and sale of the Offered Securities by the Company, except for (x) any of the foregoing contemplated by the Registration Rights Agreement.

(k) Neither Holdings nor any of its subsidiaries is in (i) violation of its respective charter, by-laws or other constitutive documents or (ii) default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Holdings and its subsidiaries, taken as a whole, to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries or their respective property is bound, except for any default that would not have a Material Adverse Effect.

(l) The execution, delivery and performance of each of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Holdings or any subsidiary of Holdings or any of their properties, or any agreement or instrument to which Holdings or any such subsidiary is a party or by which Holdings or any such subsidiary is bound or to which any of the properties of Holdings or any such subsidiary is subject, or the charter or by-laws of Holdings or any such subsidiary. The Company has full power and authority to authorize, issue and sell the Notes, and each Guarantor has full power and authority to authorize and deliver the Guaranties, as contemplated by this Agreement.

(m) [intentionally omitted]

(n) Neither the Redemption, nor the satisfaction and discharge of the indenture between the Company, the subsidiaries of the Company named therein and State Street Bank and Trust Company, dated December 15, 1998, as supplemented on January 27, 2003, (the “9¼ Indenture”) will result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Holdings or any subsidiary of Holdings or any of their properties, or, any agreement or instrument to which Holdings or any such subsidiary is a party or by which Holdings or any such subsidiary is bound or to which any of the properties of Holdings or any such subsidiary is subject, or the charter or by-laws of Holdings or any such subsidiary.

(o) Each of this Agreement and the Registration Rights Agreement (i) has been duly authorized by the Company and each Guarantor, (ii) as of the Closing Date, will have been executed and delivered by the Company and each Guarantor and (iii) conforms in all material respects to the description thereof contained in the Offering Document. Each of this Agreement and the Registration Rights Agreement will, when so executed, constitute a valid and legally binding obligation of the Company and each Guarantor and will be enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(p) Holdings and its subsidiaries have good and marketable title to all real property described in the Offering Document as owned by Holdings and its subsidiaries and good title to all other properties described in the Offering Document as owned by them, in each case, free and clear as of the Closing Date of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are pursuant to the Amended and Restated Credit Agreement as described in the Offering Document or (ii) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by Holdings or any of its subsidiaries; and all of the leases and subleases material to the business of Holdings and its subsidiaries, considered as one enterprise, and under which Holdings or any of its subsidiaries holds properties described in the Offering Document, are in full force and effect, and neither Holdings nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Holdings or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of Holdings or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which claim, if upheld, would result in a Material Adverse Effect.

(q) Holdings and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not have a Material Adverse Effect; and Holdings and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Holdings or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of Holdings and its subsidiaries taken as a whole (“Material Adverse Effect”).

(r) No labor dispute with the employees of Holdings or any subsidiary exists or, to the knowledge of the Company or Holdings, is imminent that might have a Material Adverse Effect.

(s) Holdings and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them (except where the lack thereof would not have a Material Adverse Effect), and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to Holdings or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t) Except as disclosed in the Offering Document, neither Holdings nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor Holdings is aware of any pending investigation which might lead to such a claim.

(u) To the knowledge of the Company or Holdings, there are no costs or liabilities associated with environmental laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with environmental laws or any certificates, authorities or permits, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(v) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting Holdings, any of its subsidiaries or any of their respective properties that, if determined adversely to Holdings or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of Holdings, the Company or the Guarantors to perform their obligations under any Operative Document or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the knowledge of the Company or Holdings, threatened or contemplated.

(w) The accountants, Ernst & Young LLP, that have certified the financial statements and supporting schedules included or incorporated by reference in the Preliminary Offering Circular and the Offering Document are independent public accountants with respect to Holdings, the Company and the Guarantors, as required by the Securities Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth or incorporated by reference in the Preliminary Offering Circular and the Offering Document comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act.

(x) The historical financial statements, together with related schedules and notes forming part of the Offering Document (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Holdings and its subsidiaries on the basis stated in the Offering Document at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Document (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and Holdings.

(y) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of Holdings and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by Holdings on any class of its capital stock.

(z) None of the Company or any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Company or any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an “investment company” as defined in the Investment Company Act.

(aa) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(bb) Subject to compliance by the Purchasers with their covenants hereunder and assuming the accuracy of the Purchasers’ representations and warranties, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement and the Offering Document will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder (“Regulation S”);

(cc) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(dd) None of the Company, the Guarantors, any of their affiliates, or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors, their affiliates and any person acting on any of their behalf (other than the Purchasers) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Company or the Guarantors has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ee) The Company is subject to Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(ff) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the

Offered Securities registered pursuant to any Registration Statement, except for (i) the Registration Rights Agreement dated September 29, 1998, among the Company, Richard D. Colburn and certain other persons that were affiliates of U.S. Rentals, Inc., that was entered into in connection with the Company’s merger with U.S. Rentals as described in the Company’s proxy statement relating to such transaction, (ii) the Amended and Restated Registration Rights Agreement dated as of September 30, 1999, among Holdings, Bradley S. Jacobs, Apollo Investment Fund IV, L.P., and Apollo Overseas Partners IV, L.P., (iii) the Registration Rights Agreement dated as of September 30, 1999, among Holdings, Bradley S. Jacobs and Chase Equity Associates, L.P., (iv) the Registration Rights Agreement dated as of the Closing Date, among the Company, Holdings and the Representative entered into in connection with the issuance and sale of the Notes, (v) the Registration Rights Agreement dated as of October 31, 2003, among the Company, the guarantors party thereto and the initial purchasers party thereto entered into in connection with the Convertible Notes Financing, (vi) letter agreements, dated April 21, 2003, from Holdings to its executive officers, (vii) the Registration Rights Agreement dated November 12, 2003, among the Company, the guarantors party thereto and the initial purchasers party thereto, (viii) the Registration Rights Agreement to be entered into by the Company, the guarantors party thereto and the Representative pursuant to the Senior Subordinated Notes Offering and (ix) other agreements pursuant to which Holdings has already filed a registration statement covering all the shares entitled to registration thereunder.

(gg) Neither Holdings nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(hh) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(ii) The Offering Document, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

(jj) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(kk) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Purchasers as to the matters covered thereby.

(ll) [intentionally omitted]

(mm) The Redemption has been duly authorized by the Company.

The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.5% of the principal amount thereof plus accrued interest from January 28, 2004 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent Global Securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative on January 28, 2004 or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 at 10:00 A.M. (New York time) on such date. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(a) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(b) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(c) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(d) Each Purchaser severally represents and agrees that (i) it has not offered or sold, and prior to the expiry of a period six months from the Closing Date will not offer or sell, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Company or any of the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

(e) Each Purchaser represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Offered Securities from, (ii) it has not sold, and will not sell, any of the Offered Securities to, and (iii) it has not distributed, and will not distribute, the Offered Document to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws. For the purpose of this Agreement, “United States” means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) The Company will advise the Representative promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Co-Representative’s consent, which shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include (as of its date or the last date of its amendment or supplementation, whichever is later) an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representative of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Representative’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to the Representative copies of any Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time request, and the Company will furnish to the Representative on the Closing Date three copies of the Final Offering Circular signed by a duly authorized officer of the Company, one of which will include the independent accountants’ reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for so long as any Offered Securities are outstanding, the Company will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will promptly from time to time take such action as any Purchaser may reasonably request to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as any Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or province.

(d) During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other public information concerning the Company as the Representative may reasonably request; provided, however, that any such document filed with the Commission that is publicly available in electronic form on the Commission’s EDGAR System shall not be provided unless requested by the Representative or any Purchaser, as applicable.

(e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representative, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

(f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) During the period of two years after the Closing Date, neither the Company nor Holdings will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) The Company will pay all expenses incidental to the performance of its obligations under the Operative Documents including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as any Purchaser designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) expenses incurred in distributing Preliminary Offering Circulars, the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Purchasers will pay for all travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending meetings with prospective purchasers of the Offered Securities, including the cost of an airplane for such travel. It is understood that, except as provided in this Section and in Sections 7 and 9 hereof, the Purchasers will pay for all travel expenses of the Purchasers’ employees and any other out-of-pocket expenses of the Purchasers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, the fees of their counsel, transfer taxes on the resale of any of the Offered Securities by them and any advertising expenses connected with any offers they make.

(i) In connection with the Offering, until the Representative shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities that are substantially similar to the Offered Securities and are issued or guaranteed by the Company or guaranteed by Holdings, and having a maturity of more than one year from the date of issue, without the prior written consent of the Representative. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities.

(k) The Company will use its best efforts to effect the inclusion of the Offered Securities in PORTAL and to maintain the listing of the Offered Securities on PORTAL for so long as the Offered Securities (not including the Exchange Securities) are outstanding.

(l) The Company will obtain the approval of DTC for “book-entry” transfer of the Offered Securities, and will comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer.

(m) The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities to the Purchasers or pursuant to exempt resales of the Offered Securities in a manner that would require the registration of any such sale of the Offered Securities under the Securities Act.

(n) The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guaranties.

(o) The Company will cause, as required by the Registration Rights Agreement, and subject to the terms, conditions and limitations thereof, the Registered Exchange Offer to be made in the appropriate form to permit

Exchange Securities and guarantees thereof by the Guarantors registered pursuant to the Securities Act to be offered in exchange for the Offered Securities and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

(p) The Company will comply with all of its agreements set forth in the Registration Rights Agreement; provided, however, that the sole monetary damages for breach of this obligation and the obligations set forth in the preceding paragraph shall be the liquidated damages provided for by the Registration Rights Agreement.

(q) The Company will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

(r) On the Closing Date, the Company will mail an irrevocable notice of redemption to the holders of the Redeemed Securities in compliance with Section 11.5 of the 9¼% Indenture.

(s) On the Closing Date, the Company will deposit with the Trustee sufficient funds to pay the Redemption Price (as defined in the 9¼% Indenture) of the Redeemed Securities, including any accrued interest on such securities to the redemption date thereof, in compliance with Sections 4.1 and 11.6 of the 9¼% Indenture.

(t) The Company and the Guarantors shall take all such further actions by the Closing Date as may be necessary to effect the satisfaction and discharge of the 9¼% Indenture in compliance with the terms and conditions of Article IV of the 9¼% Indenture.

6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and each Guarantor herein, to the accuracy of the statements of officers of the Company and each Guarantor made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Purchasers shall have received on the Closing Date a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i) in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the accounting requirements of the Securities Act and the related published Rules and Regulations that would be applicable if the Offering were registered under the Securities Act;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the consolidated capital stock or any increase in short-term indebtedness or long-term indebtedness of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

(C) for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in total consolidated revenues, gross profit, net operating income, consolidated income before extraordinary items or net income;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the Offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Holdings or the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the Offering or sale of and payment for the Offered Securities being issued.

(c) [intentionally omitted]

(d) The Purchasers shall have received an opinion, dated the Closing Date, of (i) Ehrenreich Eilenberg & Krause LLP, counsel for the Company and the Guarantors, to the effect set forth in Annex I hereto, and (ii) Weil, Gotshal & Manges LLP, counsel for the Company and the Guarantors, to the effect set forth in Annex II hereto.

(e) The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Company and the Guarantors in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company or the applicable Guarantor (as the case may be) in this Agreement are true and correct, that the Company or the applicable Guarantor (as the case may be) has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent consolidated financial statements of Holdings in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Holdings, the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

(g) The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h) The Company, the Guarantors and the Trustee shall have entered into the Indenture, and the Purchasers shall have received an executed counterpart thereof.

(i) The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed by a duly authorized officer of the Company and each of the Guarantors.

(j) The Purchasers shall have received on the Closing Date a copy of the notice mailed to the holders of the Redeemed Securities required to effect the Redemption in accordance with Section 11.5 of the 9¼% Indenture.

(k) Concurrently with the Closing, the Company shall satisfy and discharge the 9¼% Indenture in accordance with Article IV thereof and shall deliver to the Trustee the officer’s certificate and opinion of counsel required to be delivered in accordance with such Article and the Purchasers shall have received copies of such documents.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representative may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7. Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and, subject to Section 7(c) of this Agreement, will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative specifically for use therein.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors, their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or a Guarantor (as the case may be) may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or a

Guarantor (as the case may be) by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or a Guarantor (as the case may be) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm or any Purchaser, its affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by the Representative and any such separate firm for the Company, the Guarantors, their directors and officers and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party hereunder with respect to any settlement or compromise of, or consent to entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder if (i) such settlement, compromise or consent is entered into or made or given by the indemnified party without the consent of the indemnifying party and (ii) the indemnifying party has not unreasonably withheld or delayed any such consent.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions such Purchaser received in connection with the purchase of the Offered Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company or any Guarantor under this Section shall be in addition to any liability which the Company or any Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii) (excluding suspension of trading of any securities of Holdings or the Company on any exchange or in the over-the-counter market), (iv) or (v) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Five Greenwich Office Park, Greenwich, CT 06830, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11. Representation of the Purchasers. The Representative will act for the several Purchasers in connection with this Purchase Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and affiliates, and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(The remainder of this page has been intentionally left blank.)

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, Holdings, the Subsidiary Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

UNITED RENTALS (NORTH AMERICA), INC.,

by

Name: John N. Milne
Title: President

UNITED RENTALS, INC.,

by

Name: John N. Milne
Title: President

EACH OF THE GUARANTORS LISTED ON SCHEDULE B HERETO THAT IS A CORPORATION,

by

Name: John N. Milne
Title: President

EACH OF THE GUARANTORS LISTED ON SCHEDULE B HERETO THAT IS A LIMITED PARTNERSHIP, BY UNITED RENTALS (NORTH AMERICA), INC., ITS GENERAL PARTNER,

by

Name: John N. Milne
Title: President

EACH OF THE GUARANTORS LISTED ON SCHEDULE B HERETO THAT IS A LIMITED LIABILITY COMPANY, BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER,

by

Name: John N. Milne
Title: President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC,

Acting on behalf of itself and as the Representative of the several Purchasers.

by

Name:
Title:

SCHEDULE A

Purchaser	Principal Amount of Notes to be Purchased
Credit Suisse First Boston LLC	$70,312,500
Banc of America Securities LLC	70,312,500
Citigroup Global Markets Inc.	70,312,500
J.P. Morgan Securities Inc.	70,312,500
BNY Capital Markets, Inc.	18,750,000
Credit Lyonnais (USA) Inc.	18,750,000
Scotia Capital (USA) Inc.	18,750,000
UBS Securities LLC	18,750,000
Wachovia Capital Markets, LLC	18,750,000

Total:	$375,000,000

SCHEDULE B

Guarantor	Place of Formation

United Rentals (Delaware), Inc.	Delaware

United Rentals Gulf, Inc.	Delaware

United Equipment Rentals Gulf, L.P.	Texas

United Rentals Highway Technologies, Inc.	Massachusetts

United Rentals Highway Technologies Gulf, Inc.	Delaware

United Rentals Highway Technologies, L.P.	Texas

United Rentals Northwest, Inc.	Oregon

United Rentals Southeast Holding LLC	Georgia

United Rentals Southeast, Inc.	Delaware

United Rentals Southeast, L.P.	Georgia

Wynne Systems, Inc.	California